EXHIBIT 11

                   ACCOUNTANTS' CONSENT TO USE OF CERTIFICATE
                            AND FINANCIAL STATEMENTS

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A of Composite Bond & Stock Fund, Inc., of our report dated November 21, 1995, on the financial statements and financial highlights included in the October 31, 1995 Annual Report to Shareholders of Composite Bond & Stock Fund, Inc. We further consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Public Accountants" in the Statement of Additional Information.

/s/ LeMaster & Daniels, PLLC
LeMaster & Daniels, PLLC
Spokane, Washington
November 21, 1995


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                                   EXHIBIT 11

                     INDEPENDENT PUBLIC ACCOUNTANTS' REPORT


To the Board of Directors and Shareholders of:
     Composite Bond & Stock Fund, Inc.
     Composite Growth & Income Fund, Inc.
     Composite Northwest 50 Fund, Inc.

We have audited the accompanying statements of assets and liabilities of Composite Bond & Stock Fund, Inc., Composite Growth & Income Fund, Inc., and Composite Northwest 50 Fund, Inc., including the investment portfolios, as of October 31, 1995, the related statements of operations for the year then ended, and the related statements of changes in net assets for the years ended October 31, 1995 and 1994. For Composite Growth & Income Fund, Inc. and Composite Northwest 50 Fund, Inc., we have audited the financial highlights for each of the five years in the period ended October 31, 1995. For Composite Bond & Stock Fund, Inc., we have audited the financial highlights for each of the five fiscal years in the period ended October 31, 1995. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirming securities owned as of October 31, 1995, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the financial highlights referred to above present fairly, in all material respects, the financial position of Composite Bond & Stock Fund, Inc., Composite Growth & Income Fund, Inc., and Composite Northwest 50 Fund, Inc., as of October 31, 1995, and the results of their operations, the changes in their net assets, and the financial highlights for the above-stated periods in conformity with generally accepted accounting principles.

/s/ LeMaster & Daniels

Certified Public Accountants
Spokane, Washington
November 21, 1995

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                                 EXHIBIT INDEX
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EX-99.B10                OPINION & CONSENT OF COUNSEL
EX-99.B11                ACCOUNTANT'S CONSENT
EX-27.CLASS A            FINANCIAL DATA SCHEDULE - CLASS A
EX-27.CLASS B            FINANCIAL DATA SCHEDULE - CLASS B
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